UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 15, 2016
Date of Report (Date of earliest event reported)

OHIO VALLEY BANC CORP.
(Exact name of registrant as specified in its charter)

Ohio
(State or other jurisdiction of incorporation)

0-20914	31-1359191
(Commission File Number)	(IRS Employer Identification No.)

420 Third Avenue, Gallipolis, Ohio	45631
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (740) 446-2631

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2016, the Board of Directors of Ohio Valley Banc Corp. (the "Company") unanimously elected Brent R. Eastman to serve on the Board of Directors of the Company effective April 1, 2016, in the class of directors whose terms expire at the annual meeting of shareholders in 2018 and appointed him to the Board Enterprise Risk Committee.  On March 15, 2016, Mr. Eastman was also elected by the Company as the sole shareholder of The Ohio Valley Bank Company (the "Bank"), a wholly-owned subsidiary of the Company, to serve on the Board of Directors and the Trust Committee of the Bank effective April 1, 2016.

In his capacity as a non-employee director of the Company, Mr. Eastman will receive the director fees and benefits that other non-employee directors receive, as disclosed in Exhibit 10.8 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015.  He is expected to execute an agreement under the Director Retirement Plan in the form of the agreement attached as Exhibit 10.3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.  Mr. Eastman is expected to execute an agreement under the Director Deferred Compensation Plan in the form attached as Exhibit 10.6(a) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015.

Since the beginning of the last fiscal year, the Company had outstanding at various times 6 separate promissory notes to Mr. Eastman, his brother and a revocable trust with respect to which Mr. Eastman’s mother serves as trustee.  Of the 6 notes outstanding to Mr. Eastman and his family members, all were renewals of loans that had been made prior to 2015.  The notes had terms of 18 months or 2 years.  All of those 6 notes remained outstanding at March 17, 2016.  No principal was actually paid to the Eastmans on any of such notes during 2015; interest was added to the matured principal and new notes were executed upon maturity.

The following table sets forth certain information regarding the notes issued by the Company to the Eastmans that were outstanding at any time since the beginning of 2015:

Name	Largest Amount Outstanding Since January 1, 2015	Amount Outstanding at March 17, 2016	Principal Paid Since January 1, 2015	Interest Paid Since January 1, 2015	Interest Rate
Brent R. Eastman	$360,000	$360,000	$0	$0	1.50%
Kevin W. Eastman	$360,000	$360,000	$0	$0	1.50%
Sheila E. Eastman Revocable Trust	$511,675	$511,675	$0	$0	1.40%
Sheila E. Eastman Revocable Trust	$515,242	$515,242	$0	$0	1.50%
Sheila E. Eastman Revocable Trust	$632,882	$632,882	$0	$7,813	1.40%
Sheila E. Eastman Revocable Trust	$747,592	$747.592	$0	$19,654	1.50%

The Bank has banking transactions in the ordinary course of the Bank's business with Mr. Eastman and family members and entities with which he is associated.  All loans by the Bank in which Mr. Eastman or a "related person" within the meaning of Item 404(a) of Regulation S-K of the Securities and Exchange Commission has or will have a direct or indirect material interest since the beginning of fiscal year 2015 (a) were not disclosed as nonaccrual, past due, restructured or potential problems; (b) were made in the ordinary course of business; (c) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank; and (d) did not involve more than the normal risk of collectability or present other unfavorable features.

A copy of a press release issued on March 16, 2016, announcing Mr. Eastman's election is attached hereto as an exhibit and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits – The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press release issued by Ohio Valley Banc Corp. on March 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	March 17, 2016	By:	/s/Thomas E. Wiseman
Thomas E. Wiseman President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Ohio Valley Banc Corp. on March 16, 2016.